Contact:  Chantelle Kammerdiener
                                                   (502) 636-4415/(502) 266-8731
                                                          chantellek@kyderby.com


           CHURCHILL DOWNS INCORPORATED REPORTS FIRST QUARTER RESULTS

LOUISVILLE, Ky. (May 9, 2000) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI") today reported results for the first quarter ended March 31, 2000.

        Net revenues were $25.6 million, an increase of 45 percent, compared with $17.7 million in the year-earlier period. The Company reported a net loss of $8.8 million, or 89 cents per share diluted, compared with a net loss of $3.0 million, or 40 cents per share diluted, in the first quarter of 1999.

        The per-share loss reflects a 32-percent increase in the number of diluted weighted average shares outstanding, which was due principally to the public offering of 2.3 million common shares in July 1999. In the first quarter of 2000, diluted weighted average shares outstanding were 9.9 million, compared with 7.5 million in 1999.

        "We were expecting a significantly larger loss for the first quarter compared with a year ago," said Thomas H. Meeker, CDI's president and chief executive officer. "The first three months of the year historically have not been a profitable period for us because our tracks are not racing then. We anticipated that our acquisitions last year of Calder Race Course and Hollywood Park would significantly increase our loss during this period. We now offer approximately 260 days of live racing each year, yet only two racing days at Calder occurred in the first quarter. This seasonality, combined with the interest expense associated with our acquisitions, predictably impacted our first-quarter results.

        "We believe that we will achieve positive comparisons to last year's results in subsequent periods this year due to the incremental contribution of live racing days at Hollywood Park and from the synergies of having all of our operations together for one full year. We have substantially expanded the size and scope of our racing operations, and we have invested in people and management talent to oversee these new operations and position our Company for continued growth. Our immediate focus remains on uniting our various racing operations to achieve the highest efficiency. We are very pleased with the progress realized to date as we continue to implement our best practices Company-wide.

        "The outstanding on-track attendance and wagering on the Kentucky Oaks and the Kentucky Derby last week underscore the strength of our Company and the racing industry. By leveraging these events, we continue to build the Churchill Downs brand around our combined live racing operations and maintain our position as the leading content provider in the industry."

        Churchill Downs Incorporated, headquartered in Louisville, Ky., is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and hosted its 126th running on May 6, 2000. The Company owns additional racetracks in Kentucky, California and Florida and has interests in an Indiana pari-mutuel operation as well as various racing services companies. Churchill Downs Incorporated can be found on the Internet at www.kentuckyderby.com.

        A conference call regarding this release is scheduled for 9 a.m. EDT on Wednesday, May 10, 2000. Interested parties can access the call in listen-only mode by calling (913) 981-5510 or using the Internet at www.kentuckyderby.com.

        This press release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward- looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; a decrease in riverboat admissions revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued
ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of interest rate fluctuations; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

                    CHURCHILL DOWNS INCORPORATED CONSOLIDATED
                             STATEMENTS OF EARNINGS
                      for the three months ended March 31,
                                   (Unaudited)


(In thousands, except per share data)
                                                    2000            1999
                                                    ----            ----

Net revenues                                     $  25,645        $ 17,663
Operating expenses                                  31,004          19,157
                                                 ----------       ---------
     Gross loss                                     (5,359)         (1,494)

Selling, general and administrative expenses         6,181           3,303
                                                 ----------       ---------
     Operating loss                                (11,540)         (4,797)
                                                 ----------       ---------

Other income (expense):
     Interest income                                   266             147
     Interest expense                               (3,751)           (435)
     Miscellaneous, net                                 42              44
                                                 ----------       ---------
                                                    (3,443)           (244)
                                                 ----------       ---------
Loss before income tax benefit                     (14,983)         (5,041)
                                                 ----------       ---------

Income tax benefit                                   6,218           2,031
                                                 ----------       ---------
     Net loss                                    $  (8,765)       $ (3,010)
                                                 ==========       =========

Basic and diluted net loss per common share         $(0.89)         $(0.40)
Basic and diluted weighted average shares
outstanding                                          9,854           7,525

                          CHURCHILL DOWNS INCORPORATED
                   SUPPLEMENTAL INFORMATION BY OPERATING UNIT
                      for the three months ended March 31,
                                   (Unaudited)



(In thousands)

                                                   2000             1999
                                                   ----             ----
Net revenues:
  Churchill Downs                                $   4,557        $  4,643
  Hollywood Park                                     5,759             -
  Calder Race Course                                 1,877             -
  Hoosier Park                                      11,185          10,948
  Ellis Park                                         1,312           1,166
  Other investments                                  1,320           1,214
                                                 ----------       ---------
                                                    26,010          17,971
  Eliminations                                        (365)           (308)
                                                 ----------       ---------
                                                 $  25,645        $ 17,663
EBITDA:
  Churchill Downs                                $  (3,530)       $ (3,283)
  Hollywood Park                                    (1,621)            -
  Calder Race Course                                (2,029)            -
  Hoosier Park                                       1,887           1,678
  Ellis Park                                          (391)           (382)
  Other investments                                    135             329
                                                 ----------       ---------
                                                    (5,549)         (1,658)
  Corporate expenses *                              (2,008)         (1,192)
                                                 ----------       ---------
                                                 $  (7,557)       $ (2,850)
Operating income (loss):
  Churchill Downs                                $  (4,453)       $ (4,198)
  Hollywood Park                                    (2,680)            -
  Calder Race Course                                (2,919)            -
  Hoosier Park                                       1,556           1,377
  Ellis Park                                          (751)           (702)
  Other investments                                   (285)            (82)
                                                 ---------        ---------
                                                    (9,532)         (3,605)
  Corporate expenses *                              (2,008)         (1,192)
                                                 ----------       ---------
                                                 $ (11,540)       $ (4,797)

* As a result of a reorganization for internal reporting during 2000, the Company's operating unit disclosures are presented on a new basis to correspond with internal reporting for corporate expenses. Corporate expenses for the three months ended March 31, 1999 and 2000 are reported separately.

                          CHURCHILL DOWNS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


(in thousands)
                        ASSETS           March 31,   Decemberh 31,  March 31,
                                           2000         1999          1999
                                           ----         ----          ----
Current assets:
     Cash and cash equivalents            $ 8,577     $ 29,060       $12,590
     Accounts receivable                   12,555       24,279         8,402
     Prepaid income taxes                   5,788         -            2,375
     Other current assets                   4,107        2,751           950
                                         ---------    ---------     ---------
          Total current assets             31,027       56,090        24,317

Other assets                                7,229        4,740         5,427
Plant and equipment, net                  276,712      274,882        85,827
Intangible assets, net                     61,813       62,334        11,407
                                         ---------    ---------     ---------
                                         $376,781     $398,046      $126,978
                                         =========    =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                    $ 14,743     $ 14,794      $ 11,330
     Accrued expenses                      14,231       23,821         5,308
     Dividends payable                       -           4,927          -
     Income taxes payable                    -             336          -
     Deferred revenue                      18,576       10,860        15,462
     Long-term debt, current portion          511          552           570
                                         ---------    ---------     ---------
          Total current liabilities        48,061       55,290        32,670

Long-term debt                            175,075      180,898        21,236
Other liabilities                           8,726        8,263         3,810
Deferred income taxes                      15,534       15,474         7,012
Shareholders' equity:
     Preferred stock, no par value;
          250 shares authorized; no
          shares issued                      -            -             -
     Common stock, no par value; 50,000
          shares authorized; issued:
          9,854 shares  March 31, 2000
          and December 31, 1999, and
          7,525 shares March 31, 1999      71,634       71,634         8,927
     Retained earnings                     57,902       66,667        53,589
     Deferred compensation costs              (86)        (115)         (201)
     Note receivable for common stock         (65)         (65)          (65)
                                         ---------    ---------     ---------
                                          129,385      138,121        62,250
                                         ---------    ---------     ---------
                                         $376,781     $398,046      $126,978
                                         =========    =========     =========

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CHURCHILL DOWNS INCORPORATED




    May 10, 2000                            \s\Robert L. Decker
                                            ------------------------------------
                                            Robert L. Decker
                                            Executive Vice President and Chief
                                            Financial Officer
                                            (Principal Financial Officer)



    May 10, 2000                            \s\Michael E. Miller
                                            ------------------------------------
                                            Michael E. Miller
                                            Senior Vice President, Finance
                                            (Principal Accounting Officer)